INVESTOR PRESENTATION: FIRST QUARTER 2020

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this presentation or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. Risks and uncertainties related to the duration and impact of the COVID-19 pandemic on the Company and the factors disclosed in "ITEM 1A. RISK FACTORS" of A&F's Annual Report on Form 10-K for the fiscal year ended February 1, 2020, in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for the 2020 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this presentation or otherwise made by management. OTHER INFORMATION The following presentation includes certain adjusted non-GAAP financial measures. Additional details about non-GAAP financial measures and a reconciliation of GAAP financial measures to non-GAAP financial measures is included in the news release issued by the company on May 28, 2020 which is available in the "Investors" section of the company's website, located at corporate.abercrombie.com. As used in the presentation, "GAAP" refers to accounting principles generally accepted in the United States of America. As used in the presentation, "Abercrombie" refers to the company's Abercrombie & Fitch and abercrombie kids brands. Sub-totals and totals may not foot due to rounding. Net loss and net loss per share financial measures included herein are attributable to Abercrombie & Fitch Co., excluding net income attributable to noncontrolling interests. 2

TABLE OF CONTENTS Safe Harbor and Other Information 2 Company Overview 4 Response to COVID-19 7 Q1 2020 Results 15 Financial Position, Liquidity & Capital Allocation 21 Global Store Network Optimization 27 Outlook 32 Appendix 34 3

COMPANY OVERVIEW 4

COMPANY OVERVIEW ICONIC BRANDS HOLLISTER ABERCROMBIE & FITCH ABERCROMBIE KIDS The quintessential apparel brand of the global teen Abercrombie & Fitch believes that every day should A global specialty retailer of quality, comfortable, consumer, Hollister Co. believes in liberating the feel as exceptional as the start of the long weekend. made-to-play favorites, abercrombie kids sees the spirit of an endless summer inside everyone. At Since 1892, the brand has been a specialty world through kids’ eyes, where play is life and every Hollister, summer isn’t just a season, it’s a state of retailer of quality apparel, outerwear and fragrance day is an opportunity to be anything and better mind. Hollister creates carefree style designed to - designed to inspire our global customers to feel everything. make all teens feel celebrated and comfortable in confident, be comfortable and face their Fierce. their own skin, so they can live in a summer mindset all year long, whatever the season. Hollister also carries an intimates brand, Gilly Hicks by Hollister, which offers intimates, loungewear and sleepwear. Its products are designed to invite everyone to embrace who they are underneath it all. 5

COMPANY OVERVIEW GLOBAL, OMNICHANNEL RETAILER* THE COMPANY'S PRODUCTS ARE SOLD GLOBALLY, PRIMARILY THROUGH ITS COMPANY-OWNED STORE AND DIGITAL CHANNELS, AS WELL AS THROUGH VARIOUS THIRD-PARTY WHOLESALE, FRANCHISE AND LICENSING ARRANGEMENTS CAPABILITY TO SHIP COMPANY-OPERATED MERCHANDISE TO MORE THAN 849 RETAIL STORES 120 120 COUNTRIES OF FISCAL 2019 NET SALES 1/3 OF FISCAL 2019 NET SALES WERE WERE DERIVED FROM DIGITAL 33% 34% DERIVED INTERNATIONALLY OPERATIONS COUNTRIES WITH NEW REGIONAL HEADQUARTERS 10 PURCHASE-ONLINE-PICK- 2 INTRODUCED DURING FISCAL UP-IN-STORE CAPABILITY 2019 IN LONDON AND SHANGHAI INTERNATIONAL WHOLESALE PARTNERSHIPS, 18 FRANCHISE STORES 7 PRIMARILY INTERNATIONAL 6 *As of May 2, 2020 unless otherwise specified.

RESPONSE TO COVID-19 7

RESPONSE TO COVID-19 OUR PREVIOUSLY-STATED TRANSFORMATION INITIATIVES THESE TRANSFORMATION INITIATIVES HAVE CREATED THE FOUNDATION TO ALLOW US TO QUICKLY RESPOND TO COVID-19: 1 OPTIMIZING OUR GLOBAL STORE NETWORK • Rightsizing store fleet and adapting to the evolving role of the store as customers' shopping preferences shift 2 ENHANCING DIGITAL AND OMNI-CHANNEL CAPABILITIES • Creating best-in-class customer experiences while growing profitably across channels 3 INCREASING THE SPEED AND EFFICIENCY OF OUR CONCEPT-TO-CUSTOMER PRODUCT LIFE CYCLE • Investing in capabilities to position supply chain for greater speed, agility and flexibility • Utilizing data and analytics to offer the right product at the right time and the right price 4 IMPROVING OUR CUSTOMER ENGAGEMENT THROUGH OUR LOYALTY PROGRAMS AND MARKETING OPTIMIZATION • Leveraging data, including our loyalty programs, to engage with customers across channels • Driving more efficient and effective marketing spend 8

RESPONSE TO COVID-19 TIMELINE OF ACTIONS TAKEN IN RESPONSE TO COVID-19 The company announced updates to its global store operations, including The company borrowed By mid-February, the company the temporary closure of all $210M under its senior had reopened over 75% of Company-operated stores in North secured, asset-based stores in China. America and the EMEA region. revolving credit facility.  FEBRUARY 2020 MARCH 15, 2020 MARCH 26, 2020 FY 2019 Year-End February 1, 2020 JANUARY 2020 MARCH 11, 2020 MARCH 20, 2020 In late January, the company began The scope of COVID-19 worsened The company withdrew the to experience business disruptions beyond the APAC region, with Europe majority of excess funds from from COVID-19 in the APAC region, and the United States experiencing its Rabbi Trust assets, providing resulting in the temporary closure significant outbreaks and, on March the company with $50M of of its stores in China. 11th, COVID-19 was declared a additional cash. pandemic by the World Health Organization. 9

RESPONSE TO COVID-19 TIMELINE OF ACTIONS TAKEN IN RESPONSE TO COVID-19 The company announced expense management actions to further strengthen its financial position and implementing temporary payroll The board of directors authorized the actions related to the company's store and corporate associates, temporary suspension of the company's temporarily reducing director pay, and suspending the company's quarterly cash dividend to increase share repurchase program. financial flexibility in light of COVID-19. APRIL 6, 2020 MAY 20, 2020 Q1 2020 Q1 2020 Quarter-End Earnings Call May 2, 2020 May 28, 2020 APRIL 2020 APRIL 2020 MAY 27, 2020 While the majority of APAC stores had In late April, the company began to As of May 27th the company had reopened reopened, in early April the company reopen stores in North America and 48% of stores, and has implemented had temporarily closed its store the EMEA region where local certain procedures promoting safe social locations in Japan and Singapore, regulations allow, and following the distancing as described further on slide 13 which remained closed through the guidance from government and health remainder of the quarter. authorities. 10

RESPONSE TO COVID-19 PLANS TO NAVIGATE RECENT COVID-19 CHALLENGES FOCUSING ON THE WELL-BEING OF ASSOCIATES AND CUSTOMERS WHILE ROLLING OUT STORE REOPENINGS • Requiring associates to use face coverings and conducting associate wellness checks in accordance with local government direction • Implementing various measures to encourage social distancing and managing occupancy limits within our stores • Installing plexiglass barriers and encouraging contactless payment options at checkout in certain store locations • Removing returned merchandise from the sales floor for a period of time • Maximizing work-from-home and digital collaboration alternatives to minimize in-person meetings whenever possible • Enhancing cleaning measures at the company's distribution centers to promote safe product shipping, per recommendations from the Centers for Disease Control and World Health Organization OPTIMIZING DIGITAL OPERATIONS • Following recommended cleaning and distancing measures in the company's distribution centers to continue digital operations and mitigate shipping delays • Shifting marketing expense towards digital operations and focusing on a seamless digital checkout experience for customers • Working cross-functionally and developing plans on how to best leverage in-store inventory • Offering flexible return dates as stores reopen and extending our return policy to cover the period of store closures PRESERVING LIQUIDITY AND MANAGING CASH FLOWS •   Partnering with vendors, landlords, and lenders • Reevaluating all expenditures and tightly managing inventories by reducing and recadencing inventory receipts for orders not already in production • Borrowed $210M under the company's asset-based revolving credit facility • Withdrew $50M from the overfunded Rabbi Trust assets, which represented the majority of excess funds • Implemented payroll expense management actions, including the furloughing of certain store associates and temporary pay reductions for certain corporate associates and the Board of Directors • Temporarily suspended the company's share repurchase and dividend programs • Assessing rapidly emerging government policy and economic stimulus responses to COVID-19 11

RESPONSE TO COVID-19 PIVOTING MARKETING AND UPDATING MESSAGING In response to the rapidly evolving global environment, the company quickly adapted to the challenges presented by COVID-19 and pivoted its marketing and messaging to engage with customers in meaningful, authentic and relatable ways through its social media, influencer network, apps, online events, websites and e-mail. 12

RESPONSE TO COVID-19 REIMAGINING THE STORE SHOPPING EXPERIENCE We are following guidance from government and health authorities, and complying with the requirements, to put a range of precautionary measures in place, including: • Requiring associates to use face coverings; • Encouraging or requiring customers to use face coverings, in accordance with local government direction; • Conducting associate wellness checks in accordance with local government direction; • Enhancing cleaning routines; • Implementing various measures to encourage social distancing; • Managing occupancy limits to encourage social distancing; • Installing plexiglass barriers at checkout in some locations; • Encouraging contactless payment options, where available; • Opening fitting rooms where permissible, with additional cleaning and social distancing procedures; • Reducing hours in select locations; • Removing returned merchandise from the sales floor for a period of time; and • Continuing to offer in-store pickups for online orders at certain locations when selected during the online checkout. 13

RESPONSE TO COVID-19 409 STORES, 48% OF STORE FLEET, CURRENTLY OPEN* We continue to reopen stores temporarily closed in response to COVID-19 on a rolling basis, with new processes in place to promote a safe shopping environment for our associates and customers as described on slide 13. We plan to follow the guidance of local governments to determine when we can reopen stores and when evaluating whether further store closures will be necessary. We hope to have reopened a majority of our stores by the end of June. 5 70 CANADA EUROPE 29% open 54% open 40 285 9 ASIA UNITED STATES 82% open 45% open MIDDLE EAST 75% open 265 144 HOLLISTER ABERCROMBIE 49% open 47% open 14 *Figures presented are number of stores open as of May 27, 2020. Excludes international franchise stores and temporary stores with initial lease terms of less than 24 months.

Q1 2020 RESULTS 15

Q1 2020 RESULTS CEO COMMENTARY “I am proud of our global teams’ and partners’ perseverance and swift call to action during this unprecedented period. We entered this fiscal year in a strong financial position, and in light of COVID-19 took immediate, strategic and aggressive steps to balance our short and longer-term liquidity needs to best position the business for our key stakeholders.” “With the well-being of our associates, customers and communities a top priority, and to help limit the spread of COVID-19, in mid-March we temporarily closed all stores across brands outside of the APAC region. Although our physical stores were closed, we continued to engage with our customer base through social media, influencer networks, apps, online events, websites and email. Our distribution centers remained operational, enabling us to fulfill digital customer demand globally, partially mitigating lost sales from temporary store closures. For the first quarter, we registered year-over-year global digital sales growth of approximately 25% with acceleration in the mid- March through April period and further acceleration in May.” “Today, roughly half of our global store base is open. With stores reopening in the U.S. and the EMEA regions, we have experienced sales productivity for reopened stores of approximately 80% and 60%, respectively, as compared to last year’s levels. We look forward to continuing to serve our customers across channels, and remain committed to, and confident in, our long-term vision including the global opportunities available to us.” FRAN HOROWITZ, Chief Executive Officer 16

Q1 2020 RESULTS NET LOSS PER SHARE SIGNIFICANT ITEMS IMPACTING Q1 2020 RESULTS • Net sales decreased 34%, or $249M, as compared to last year, creating significant operating expense deleverage driven by widespread temporary store closures across brands and regions • Charges of approximately $15M, or 300 basis points, to reduce the carrying value of inventory, primarily as a result of the continued effects of COVID-19 • Asset impairment charges of $43M, adversely impacting results by $0.62 per diluted share, reflecting the impact of COVID-19 on store cash flows • Store occupancy decreased $14M, reflecting the impact of temporary store closures • Store payroll expense decreased $28M, primarily related to expense management actions taken to furlough certain associates and estimates of government relief for eligible payroll during period of store closures • Shipping and handling expense increased $9M as compared to last year, driven by year-over-year digital sales growth of approximately 25% • The significant adverse impacts of COVID-19 resulted in the establishment of additional valuation allowances in certain jurisdictions during the first quarter of fiscal 2020, ultimately giving rise to income tax expense on a pre-tax loss. Income tax expense for the first quarter reflects adverse tax impacts of $91M related to valuation allowances on deferred tax assets and other tax charges, adversely impacting results by $1.45 per diluted share. Q1 2020 (1) Q1 2019 GAAP $(3.90) $(0.29) EXCLUDED ITEMS, NET OF TAX EFFECT (2) (0.62) — ADJUSTED NON-GAAP $(3.29) $(0.29) IMPACT FROM FOREIGN CURRENCY EXCHANGE RATES (3) — (0.03) ADJUSTED NON-GAAP ON A CONSTANT CURRENCY BASIS $(3.29) $(0.32) (1) Net loss per diluted share for the first quarter of fiscal 2020 reflects adverse tax impacts of $90.9 million, or $1.45 per diluted share, related to valuation allowances on deferred tax assets and other tax charges, and material adverse impacts as a result of the COVID-19 pandemic. (2) Adjusted non-GAAP net loss per diluted share excludes the effect of certain items set out of page 35. (3) The estimated impact from foreign currency is calculated by applying current period exchange rates to prior year results using a 26% tax rate. 17

Q1 2020 RESULTS NET SALES TOTAL COMPANY NET SALES DOWN 34% TO $485M NET SALES DECREASED 33% ON A CONSTANT CURRENCY BASIS OVER LAST YEAR, DRIVEN BY WIDESPREAD TEMPORARY STORE CLOSURES, PARTIALLY OFFSET BY YEAR-OVER-YEAR DIGITAL SALES GROWTH OF APPROXIMATELY 25% HOLLISTER ABERCROMBIE $273M $212M DOWN 36% TO LAST YEAR DOWN 30% LAST YEAR 56.2% OF TOTAL NET SALES 43.8% OF TOTAL NET SALES UNITED STATES EMEA APAC OTHER $323M $113M $32M $18M DOWN 31% TO LAST YEAR DOWN 35% TO LAST YEAR DOWN 51% TO LAST YEAR DOWN 29% TO LAST YEAR 66.5% OF TOTAL NET SALES 23.2% OF TOTAL NET SALES 6.7% OF TOTAL NET SALES 3.6% OF TOTAL NET SALES 18

Abercrombie & Fitch Co.

A&F | a&f | Gilly Hicks

Q1 2020 RESULTS

OPERATING EXPENSE

GAAP

(in thousands)	Q1 2020	% OF NET SALES	Q1 2019	% OF NET SALES	Δ BPS [3]
STORE OCCUPANCY [1]	$138,962	28.6%	$153,015	20.8%	780
ALL OTHER [2]	183,162	37.7%	203,597	27.7%	1,000
STORES AND DISTRIBUTION	322,124	66.4%	356,612	48.6%	1,780
MARKETING, GENERAL & ADMINISTRATIVE	108,257	22.3%	111,947	15.3%	700
FLAGSHIP STORE EXIT (BENEFITS) CHARGES	(543)	(0.1)%	1,744	0.2%	(30)
ASSET IMPAIRMENT, EXCLUSIVE OF FLAGSHIP STORE EXIT CHARGES	42,928	8.8%	1,662	0.2%	860
TOTAL	**$472,766**	**97.4%**	**$471,965**	**64.3%**	**3,310**

NON-GAAP*

(in thousands)	Q1 2020	% OF NET SALES	Q1 2019	% OF NET SALES	Δ BPS [3]
STORE OCCUPANCY [1]	$138,962	28.6%	$153,015	20.8%	780
ALL OTHER [2]	183,162	37.7%	203,597	27.7%	1,000
STORES AND DISTRIBUTION	322,124	66.4%	356,612	48.6%	1,780
MARKETING, GENERAL & ADMINISTRATIVE	108,257	22.3%	111,947	15.3%	700
FLAGSHIP STORE EXIT (BENEFITS) CHARGES	(543)	(0.1)%	1,744	0.2%	(30)
ASSET IMPAIRMENT, EXCLUSIVE OF FLAGSHIP STORE EXIT CHARGES	—	0.0%	1,662	0.2%	(20)
TOTAL	**$429,838**	**88.6%**	**$471,965**	**64.3%**	**2,430**

* Q1 non-GAAP operating expense for the current period is presented on an adjusted non-GAAP basis, and excludes the effect of certain items set out of page 35.

(1) Includes operating lease costs, other landlord charges, utilities, depreciation and other occupancy expense.

(2) Includes selling payroll, store management and support, other store expense, direct-to-consumer expense, and distribution center costs.

(3) Rounded based on reported percentages.

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Q1 2020 RESULTS INCOME STATEMENT GAAP NON-GAAP* % OF % OF % OF % OF (in thousands) 2020 NET SALES 2019 NET SALES 2020 NET SALES 2019 NET SALES NET SALES $485,359 100.0% $733,972 100.0% $485,359 100.0% $733,972 100.0% (1) GROSS PROFIT 264,145 54.4% 444,090 60.5% 264,145 54.4% 444,090 60.5% OPERATING EXPENSE 472,766 97.4% 471,965 64.3% 429,838 88.6% 471,965 64.3% OTHER OPERATING LOSS (INCOME), NET 506 0.1% (617) (0.1)% 506 0.1% (617) (0.1)% OPERATING LOSS (209,127) (43.1)% (27,258) (3.7)% (166,199) (34.2)% (27,258) (3.7)% INTEREST EXPENSE, NET 3,371 0.7% 616 0.1% 3,371 0.7% 616 0.1% LOSS BEFORE INCOME TAXES (212,498) (43.8)% (27,874) (3.8)% (169,570) (34.9)% (27,874) (3.8)% INCOME TAX EXPENSE (BENEFIT) 31,533 6.5% (9,588) (1.3)% 35,965 7.4% (9,588) (1.3)% NET LOSS $(244,148) (50.3)% $(19,155) (2.6)% $(205,652) (42.4)% $(19,155) (2.6)% NET LOSS PER SHARE BASIC $(3.90) $(0.29) $(3.29) $(0.29) DILUTED $(3.90) $(0.29) $(3.29) $(0.29) WEIGHTED-AVERAGE SHARES BASIC 62,541 66,540 62,541 66,540 DILUTED 62,541 66,540 62,541 66,540 * The non-GAAP income statement is presented on an adjusted non-GAAP basis, and excludes the effect of certain items set out on page 35. (1) Gross profit is derived from cost of sales, exclusive of depreciation and amortization. 20

FINANCIAL POSITION, LIQUIDITY & CAPITAL ALLOCATION 21

FINANCIAL POSITION, LIQUIDITY & CAPITAL ALLOCATION FINANCIAL POSITION AND LIQUIDITY SUMMARY LIQUIDITY REMAINING AVAILABILITY $914M CASH & EQUIVALENTS UNDER ABL FACILITY $900M $704M AS COMPARED TO $586M LAST YEAR May 2, 2020 BORROWING BASE $ 300.2 $832M ABL FACILITY SHORT-TERM BORROWINGS LESS: LETTERS OF CREDIT (0.8) $210M OUTSTANDING LESS: CURRENT BORROWINGS (210.0) $800M $59M OF INCREMENTAL BORROWING AVAILABLE UNDER THE FACILITY BORROWING CAPACITY 89.4 $763M LESS: MINIMUM EXCESS AVAILABILITY (1) (30.0) TERM LOAN LONG-TERM BORROWINGS ACTUAL INCREMENTAL BORROWING AVAILABLE $ 59.4 $233M OUTSTANDING AS COMPARED TO $253M LAST YEAR (1) The Company must maintain excess availability equal to the greater of $700M 10% of the loan cap or $30 million under the ABL Facility. INVENTORIES $427M DOWN 1% FROM LAST YEAR $600M Q1 2019 Q4 2019 Q1 2020 22

FINANCIAL POSITION, LIQUIDITY & CAPITAL ALLOCATION CASH FLOW SUMMARY CASH USED FOR OPERATING ACTIVITIES DURING Q1 2020 OF $91M AS COMPARED TO $71M DURING Q1 2019 CASH USED FOR INVESTING ACTIVITIES DURING Q1 2020 OF $47M AS COMPARED TO $44M DURING Q1 2019 CASH PROVIDED BY FINANCING ACTIVITIES DURING Q1 2020 OF $172M AS COMPARED TO CASH USED OF $20M DURING Q1 2019 NET CASH PROVIDED CAPITAL FREE (in thousands) BY OPERATING ACTIVITIES EXPENDITURES CASH FLOW (1) FY 2015 $315,755 $143,199 $172,556 FY 2016 $185,169 $140,844 $44,325 FY 2017 $287,658 $107,001 $180,657 FY 2018 $352,933 $152,393 $200,540 FY 2019 $300,685 $202,784 $97,901 (1) Free cash flow is a non-GAAP measure and is computed by subtracting capital expenditures from net cash provided by operating activities, both of which are disclosed in the table above, preceding the measure of free cash flow. 23

FINANCIAL POSITION, LIQUIDITY & CAPITAL ALLOCATION SHARE REPURCHASES AND DIVIDENDS In order to preserve liquidity and increase financial flexibility, the Company has temporarily suspended its share repurchase and dividend programs and plans to reevaluate throughout the year to determine whether and when to reinstate. At the end of Q1 2020, the Company had approximately 3.2 million shares remaining available for purchase under its publicly announced June 2019 stock repurchase authorization. SHARE REPURCHASES DIVIDENDS (in thousands, except NUMBER OF AVERAGE for average cost) SHARES COST COST COST TOTAL YTD 2020 1,397 $15,172 $10.86 $12,556 $27,728 SHARE REPURCHASES DIVIDENDS (in thousands, except NUMBER OF AVERAGE for average cost) SHARES COST COST COST TOTAL FY 2015 2,461 $50,033 $20.33 $55,145 $105,178 FY 2016 — $— $— $54,066 $54,066 FY 2017 — $— $— $54,392 $54,392 FY 2018 2,932 $68,670 $23.42 $53,714 $122,384 FY 2019 3,957 $63,542 $16.06 $51,510 $115,052 (in thousands) FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 Q1 2020 ENDING SHARES OUTSTANDING 67,348 67,758 68,195 66,227 62,786 62,284 24

FINANCIAL POSITION, LIQUIDITY & CAPITAL ALLOCATION BALANCE SHEET (in thousandths) MAY 2, 2020 FEBRUARY 1, 2020 MAY 4, 2019 CASH AND EQUIVALENTS $703,989 $671,267 $586,133 RECEIVABLES 88,639 80,251 82,026 INVENTORIES 426,594 434,326 432,350 OTHER CURRENT ASSETS 67,412 78,905 71,803 TOTAL CURRENT ASSETS $1,286,634 $1,264,749 $1,172,312 PROPERTY AND EQUIPMENT, NET 654,784 665,290 633,686 OPERATING LEASE RIGHT-OF-USE ASSETS 1,133,618 1,230,954 1,252,249 OTHER ASSETS 216,795 388,672 364,719 TOTAL ASSETS $3,291,831 $3,549,665 $3,422,966 ACCOUNTS PAYABLE $162,747 $219,919 $180,041 ACCRUED EXPENSES 285,799 302,214 240,050 SHORT-TERM PORTION OF BORROWINGS 210,000 — — SHORT-TERM PORTION OF OPERATING LEASE LIABILITIES 307,173 282,829 278,392 INCOME TAXES PAYABLE 8,232 10,392 16,022 TOTAL CURRENT LIABILITIES $973,951 $815,354 $714,505 LONG-TERM PORTION OF OPERATING LEASE LIABILITIES 1,184,448 1,252,634 1,207,103 LONG-TERM PORTION OF BORROWINGS, NET 232,178 231,963 250,736 OTHER LIABILITIES 103,188 178,536 145,659 TOTAL LONG-TERM LIABILITIES $1,519,814 $1,663,133 $1,603,498 TOTAL ABERCROMBIE & FITCH CO. STOCKHOLDERS EQUITY 790,239 1,058,810 1,094,839 NONCONTROLLING INTEREST 7,827 12,368 10,124 TOTAL STOCKHOLDERS' EQUITY $798,066 $1,071,178 $1,104,963 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $3,291,831 $3,549,665 $3,422,966 25

FINANCIAL POSITION, LIQUIDITY & CAPITAL ALLOCATION STATEMENT OF CASH FLOWS (in thousandths) MAY 2, 2020 MAY 4, 2019 NET CASH USED FOR OPERATING ACTIVITIES $(90,776) $(71,316) PURCHASES OF PROPERTY AND EQUIPMENT (46,990) (43,872) NET CASH USED FOR INVESTING ACTIVITIES $(46,990) $(43,872) PROCEEDS FROM ABL FACILITY BORROWINGS 210,000 — PURCHASES OF COMMON STOCK (15,172) — DIVIDENDS PAID (12,556) (13,246) OTHER FINANCING ACTIVITIES (10,604) (7,076) NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES $171,668 $(20,322) EFFECT OF FOREIGN CURRENCY EXCHANGE RATES ON CASH (3,891) (2,638) NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS, AND RESTRICTED CASH AND EQUIVALENTS $30,011 $(138,148) CASH AND EQUIVALENTS, AND RESTRICTED CASH AND EQUIVALENTS, BEGINNING OF PERIOD $692,264 $745,829 CASH AND EQUIVALENTS, AND RESTRICTED CASH AND EQUIVALENTS, END OF PERIOD $722,275 $607,681 26

GLOBAL STORE NETWORK OPTIMIZATION 27

Abercrombie & Fitch Co.
A&F | a&f | Gilly Hicks

GLOBAL STORE NETWORK OPTIMIZATION

849 STORES AS OF Q1 2020

NEW STORE OPENINGS & CLOSINGS

TOTAL COMPANY	TOTAL	UNITED STATES	CANADA	EUROPE	ASIA	MIDDLE EAST
END OF Q4 2019	854	647	17	129	51	10
OPENINGS	2	1	—	—	—	1
PERMANENT CLOSINGS	(7)	(5)	—	—	(2)	—
END OF Q1 2020	849	643	17	129	49	11

HOLLISTER [1]	TOTAL	UNITED STATES	CANADA	EUROPE	ASIA	MIDDLE EAST
END OF Q4 2019	546	391	10	109	30	6
OPENINGS	—	—	—	—	—	—
PERMANENT CLOSINGS	(3)	(1)	—	—	(2)	—
END OF Q1 2020	543	390	10	109	28	6

ABERCROMBIE [2]	TOTAL	UNITED STATES	CANADA	EUROPE	ASIA	MIDDLE EAST
END OF Q4 2019	308	256	7	20	21	4
OPENINGS	2	1	—	—	—	1
PERMANENT CLOSINGS	(4)	(4)	—	—	—	—
END OF Q1 2020	306	253	7	20	21	5

(1) Locations with Gilly Hicks carveouts within Hollister stores are represented as a single store count. Excludes ten international franchise stores as of May 2, 2020 and nine as of February 1, 2020. Excludes 14 company operated temporary stores as of May 2, 2020 and 16 as of February 1, 2020.

(2) Abercrombie includes the company's Abercrombie & Fitch and abercrombie kids brands. Locations with abercrombie kids carveouts within Abercrombie & Fitch stores are represented as a single store count. Excludes eight international franchise stores as of May 2, 2020 and seven as of February 1, 2020. Excludes four company operated temporary stores as of May 2, 2020 and eight as of February 1, 2020.

28

GLOBAL STORE NETWORK OPTIMIZATION REDUCED GROSS SQUARE FOOTAGE BY 14% SINCE 2015 HOLLISTER ABERCROMBIE TOTAL COMPANY (in thousands) U.S. INTERNATIONAL U.S. INTERNATIONAL U.S. INTERNATIONAL TOTAL FY 2015 2,856 1,183 2,634 619 5,490 1,802 7,292 FY 2016 2,737 1,218 2,411 641 5,148 1,859 7,007 (4)% 3% (8)% 4% (6)% 3% (4)% FY 2017 2,681 1,200 2,210 619 4,891 1,819 6,710 (2)% (1)% (8)% (3)% (5)% (2)% (4)% FY 2018 2,658 1,234 2,028 646 4,686 1,880 6,566 (1)% 3% (8)% 4% (4)% 3% (2)% FY 2019 2,600 1,263 1,827 613 4,427 1,876 6,303 (2)% 2% (10)% (5)% (6)% —% (4)% Q1 2020 2,594 1,244 1,812 615 4,406 1,859 6,265 —% (2)% (1)% —% —% (1)% (1)% 29

GLOBAL STORE NETWORK OPTIMIZATION STORE FLEET DETAIL 41% OF GLOBAL FLEET IN UPDATED FORMATS Q1 2020 STORE OPTIMIZATION ACTIVITY 898 HOLLISTER ABERCROMBIE TOTAL 900 868 861 854 849 NEW STORES — 2 2 800 REMODELS 1 — 1 700 661 RIGHT-SIZES — — — 588 NEW EXPERIENCES 1 2 3 600 524 STORE CLOSURES (3) (4) (7) 500 430 434 400 353 345 Q1 2020 STORE FLEET DETAIL 300 263 HOLLISTER ABERCROMBIE TOTAL COMPANY 202 200 156 # OF % OF # OF % OF # OF % OF STORES FLEET STORES FLEET STORES FLEET 59 100 55 56 55 LEGACY STORES 245 45% 189 62% 434 51% 61 0 UPDATED FORMATS 283 52% 62 20% 345 41% 20 19 19 15 15 FY 2016 FY 2017 FY 2018 FY 2019 Q1 2020 OUTLETS 14 3% 41 13% 55 6% FLAGSHIPS 1 —% 14 5% 15 2% Total stores TOTAL 543 100% 306 100% 849 100% Total stores with updated formats Total old format chain stores Total outlet stores Total flagship stores 30

GLOBAL STORE NETWORK OPTIMIZATION FLAGSHIP STORE FLEET FLAGSHIP NATURAL LEASE EXPIRATION CADENCE (2) 8 8 7 P&L IMPACT OF FLAGSHIP STORES 6 Entered fiscal 2019 with 15 flagships after closing five flagship locations since fiscal 2017. 5 4 The combined 4-wall operating margin of the 15 flagships remaining at the end 4 (1) of fiscal 2019 adversely impacted fiscal 2019 operating margin by 60 basis 3 points and adversely impacted comparable sales by 50 basis points. 3 The A&F Fukuoka, Japan location and two additional flagship locations are 2 available for closure in fiscal 2020. These three flagships' combined did not have a significant impact on fiscal 2019 operating margin. 1 0 FY 2020 FY 2021-2024 FY 2025+ (1) Includes the A&F Fukuoka, Japan locations. (2) Includes the Hollister and the A&F 5th Avenue, New York City locations. 31

OUTLOOK 32

OUTLOOK FISCAL 2020 OUTLOOK The company has seen, and may continue to see, material adverse impacts as a result of COVID-19. As the current circumstances and the impacts of COVID-19 on the company’s operations, including the duration and impact on overall customer demand, are dynamic, the company is not providing a detailed outlook for the second quarter or full year of fiscal 2020. Based on actions taken, the company expects capital expenditures for fiscal 2020 to be approximately $100 million. 33

APPENDIX 34

APPENDIX RECONCILIATION OF GAAP TO NON-GAAP RESULTS Q1 2020 EXCLUDED Q1 2020 GAAP ITEMS NON-GAAP ASSET IMPAIRMENT, EXCLUSIVE OF FLAGSHIP STORE $42,928 $42,928 $— EXIT CHARGES OPERATING LOSS (209,127) (42,928) (166,199) LOSS BEFORE INCOME TAXES (212,498) (42,928) (169,570) INCOME TAX EXPENSE (1) 31,533 (4,432) 35,965 NET LOSS $(244,148) $(38,496) $(205,652) NET LOSS PER DILUTED SHARE $(3.90) $(0.62) $(3.29) DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING 62,541 62,541 (1) The tax effect of excluded items, calculated as the difference between the tax provision on a GAAP basis and an adjusted non-GAAP basis. 35

Abercrombie & Fitch Co.

A&F | a&f | Gilly Hicks

APPENDIX

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

NET SALES	Q1 2020	Q1 2019	Δ %
GAAP	$485,359	$733,972	(34)%
IMPACT FROM CHANGES IN FOREIGN CURRENCY EXCHANGE RATES [1]	—	(6,824)	1%
NON-GAAP CONSTANT CURRENCY BASIS	$485,359	$727,148	(33)%

GROSS PROFIT	Q1 2020	Q1 2019	Δ BPS [2]
GAAP	$264,145	$444,090	(610)
IMPACT FROM CHANGES IN FOREIGN CURRENCY EXCHANGE RATES [1]	—	(6,048)	30
NON-GAAP CONSTANT CURRENCY BASIS	$264,145	$438,042	(580)

OPERATING LOSS	Q1 2020	Q1 2019	Δ BPS [2]
GAAP	$(209,127)	$(27,258)	(3,940)
EXCLUDED ITEMS [3]	(42,928)	—	(890)
ADJUSTED NON-GAAP	$(166,199)	$(27,258)	(3,050)
IMPACT FROM CHANGES IN FOREIGN CURRENCY EXCHANGE RATES [1]	—	(3,115)	50
ADJUSTED NON-GAAP CONSTANT CURRENCY BASIS	$(166,199)	$(30,373)	(3,000)

NET LOSS PER DILUTED SHARE	Q1 2020	Q1 2019	Δ $
GAAP	$(3.90)	$(0.29)	$(3.61)
EXCLUDED ITEMS, NET OF TAX [3]	(0.62)	—	(0.62)
ADJUSTED NON-GAAP	$(3.29)	$(0.29)	$(3.00)
IMPACT FROM CHANGES IN FOREIGN CURRENCY EXCHANGE RATES [1]	—	(0.03)	0.03
ADJUSTED NON-GAAP CONSTANT CURRENCY BASIS	$(3.29)	$(0.32)	$(2.97)

(1) The impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share impact from foreign currency is calculated using a 26% tax rate.
(2) The estimated basis point impact has been rounded based on the percentage change.
(3) Excludes the effect of certain items set out on page 35.

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